Execution Version

SECOND AMENDMENT
TO
PURCHASE, SALE AND ESCROW AGREEMENT
THIS SECOND AMENDMENT TO PURCHASE, SALE AND ESCROW AGREEMENT (this “Amendment”), dated as of April 26, 2017 is made by and among WPG-OC NEW LIMITED PARTNER, LP, a Delaware limited partnership (the “Seller”), WPG-OC GENERAL PARTNER, LLC, a Delaware limited liability company (“WPG”), WPG-OC General Partner II, LLC, a Delaware limited liability company (“General Partner II”), WPG-OC General Partner III, LLC, a Delaware limited liability company (“General Partner III”), WPG MANAGEMENT ASSOCIATES, INC., an Indiana corporation (“WPG II”), WPG-OC LIMITED PARTNER II, LLC, a Delaware limited partnership (“Seller II”), O’CONNOR MALL PARTNERS, L.P., a Delaware limited partnership (“Primary Purchaser”), and O’CONNOR MALL PARALLEL PARTNERS, L.P., a Delaware limited partnership (“Parallel Purchaser”) and FIDELITY NATIONAL TITLE INSURANCE COMPANY (“Escrow Agent”), the consent of which appears at the end hereof.
W I T N E S S E T H:
WHEREAS, pursuant to that certain Purchase, Sale and Escrow Agreement, dated as of November 2, 2016, as amended by that certain First Amendment to Purchase, Sale and Escrow Agreement, dated as of January 4, 2017 (such amendment, the “First Amendment” and such Purchase, Sale and Escrow Agreement, as amended by the First Amendment and as the same may be further amended, modified or supplemented, the “Purchase Agreement”), by and among Seller, WPG, General Partner II, General Partner III and Primary Purchaser, as joined by WPG II and Seller II pursuant to that certain Joinder Agreement, dated as of December 1, 2016, and by Parallel Purchaser pursuant to that certain Joinder Agreement, dated as of March 17, 2017 (collectively, the “Parties”), and consented to by Escrow Agent, the Parties have reached certain agreements regarding the transactions described therein; and
WHEREAS, the Parties desire to extend the Outside Date as set forth herein;
WHEREAS, the Parties desire to document the treatment of certain preformation expenses in the Amended Agreement; and
WHEREAS, the Parties therefore desire to amend the Purchase Agreement as set forth below.
NOW, THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00) and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

26174558.3

1.
Definitions. Any capitalized term not otherwise defined herein shall have the meaning ascribed to such terms as set forth in the Purchase Agreement. From and after the date hereof the term “Agreement” as used in the Purchase Agreement shall be deemed to refer to the Purchase Agreement, as amended by this Amendment.

2.
Outside Date. The “Outside Date” is hereby extended to May 18, 2017. The Parties intend to further amend the Purchase Agreement to contemplate a deferral of the closing on the Malibu Property, as to which Malibu Property the “Outside Date” will be June 15, 2017.

3.
Preformation Expenditures. The Amended Agreement, the form of which is attached to the Purchase Agreement as Exhibit D, shall be amended to include the following provision to reflect the tax treatment of certain preformation expenses incurred in connection with the Closing: “Preformation Expenditure Treatment.  The parties agree to treat the distribution of New Mortgage Debt proceeds from the borrowers thereunder in connection with the transfer of such entities into the Partnership as a “reimbursement of preformation expenditures” to the maximum extent permitted by Treasury Regulation Section 1.707-4(d).”

4.	Confirmation. Except as specifically set forth herein, all other terms and conditions of the Purchase Agreement shall remain unmodified and in full force and effect.

5.	No Amendments. This Amendment may not be amended or modified in any way except by an instrument in writing executed by each of the Parties hereto.

6.
Governing Law. This Amendment and all matters related hereto or thereto shall be construed and enforced in accordance with the laws of the State of Delaware without reference to principles of conflicts of law.

7.
Entire Agreement. This Amendment constitutes the entire agreement among the Parties hereto with respect to the matters set forth herein, and there are no other agreements, understandings, warranties or representations with respect to said matters.

26174558.3

8.
Counterparts. This Amendment may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument and any of the parties or signatories hereby may execute this Amendment by signing any such counterpart. The Parties hereto may execute and deliver this Amendment by forwarding by facsimile or other means copies of this Amendment showing execution by the Parties sending the same, and the Parties agree and intend that such signature shall have the same effect as an original signature, and the Parties shall be bound by such means of execution and delivery, and that the Parties hereby waive any defense to validity based on any such copies or signatures.

9.	Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.
[SIGNATURE PAGE FOLLOWS]

26174558.3

IN WITNESS WHEREOF, this Amendment has been executed as of the date first set forth above.
WPG-OC New Limited Partner, LP, a Delaware limited partnership

By:	WPG-OC General Partner, LLC, its general partner

By:	Washington Prime Group, L.P., its sole member

By:	Washington Prime Group Inc., its general partner

By:	/s/ Mark E. Yale
Name:	Mark E. Yale
Title:	Exec. Vice President and CFO

WPG-OC General Partner, LLC, a Delaware limited liability company

By:	Washington Prime Group, L.P., its sole member

By:	Washington Prime Group Inc., its general partner

By:	/s/ Mark E. Yale
Name:	Mark E. Yale
Title:	Exec. Vice President and CFO

[Signature Page to Second Amendment to Purchase, Sale and Escrow Agreement]

WPG-OC GENERAL PARTNER II, LLC, a Delaware limited liability company

By:	WPG-OC New Limited Partner, LP, its sole member

By:	WPG-OC General Partner, LLC, its general partner

By:	Washington Prime Group, L.P., its sole member

By:	Washington Prime Group Inc., its general partner

By:	/s/ Mark E. Yale
Name:	Mark E. Yale
Title:	Exec. Vice President and CFO

WPG-OC GENERAL PARTNER III, LLC, a Delaware limited liability company

By:	WPG-OC New Limited Partner, LP, its sole member

By:	WPG-OC General Partner, LLC, its general partner

By:	Washington Prime Group, L.P., its sole member

By:	Washington Prime Group Inc., its general partner

By:	/s/ Mark E. Yale
Name:	Mark E. Yale
Title:	Exec. Vice President and CFO

[Signature Page to Second Amendment to Purchase, Sale and Escrow Agreement]

WPG MANAGEMENT ASSOCIATES, INC. an Indiana corporation

By:	/s/ Mark E. Yale
Name:	Mark E. Yale
Title:	Exec. Vice President and CFO

WPG-OC LIMITED PARTNER II, LLC, a Delaware limited liability company

By:    WPG MANAGEMENT ASSOCIATES, INC., an Indiana corporation, its sole member

By:	/s/ Mark E. Yale
Name:	Mark E. Yale
Title:	Exec. Vice President and CFO

[Signature Page to Second Amendment to Purchase, Sale and Escrow Agreement]

O’CONNOR MALL PARTNERS, L.P., a Delaware limited partnership

By:	O’Connor Mall Properties GP, LLC, a Delaware limited liability company, its general partner

By:	O’Connor Management LLC, a Delaware limited liability company, its managing member

By:	/s/ Joel Bayer
Name:	Joel Bayer
Title:	Executive Vice President

O’CONNOR MALL PARALLEL PARTNERS, L.P., a Delaware limited partnership

By:	O’Connor Mall Properties GP, LLC, a Delaware limited liability company, its general partner

By:	O’Connor Management LLC, a Delaware limited liability company, its managing member

By:	/s/ Joel Bayer
Name:	Joel Bayer
Title:	Executive Vice President

[Signature Page to Second Amendment to Purchase, Sale and Escrow Agreement]

CONSENT OF ESCROW AGENT
The undersigned Escrow Agent hereby consents to the foregoing Amendment.
FIDELITY NATIONAL TITLE INSURANCE COMPANY

By:	/s/ Nathan Heinz
Name:	Nathan Heinz
Title:	AVP-National Counsel

[Signature Page to Second Amendment to Purchase, Sale and Escrow Agreement]

CONFIRMATION
For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned (“Joinder Party”), an affiliate of Seller, WPG, General Partner II, General Partner III, WPG II and Seller II, hereby confirms that (a) Joinder Party’s joinder attached to the Purchase Agreement remains in full force and effect, (b) references to the Purchase Agreement in such joinder shall mean the Purchase Agreement, as amended by the First Amendment and the Amendment to which this confirmation is attached, and (c) references in such joinder to Seller, General Partner II, General Partner III and WPG shall mean Seller, General Partner II, General Partner III, WPG, WPG II and Seller II.
WASHINGTON PRIME GROUP, L.P.,
an Indiana limited partnership
By:    Washington Prime Group, Inc., its general partner

By:	/s/ Mark E. Yale
Name:	Mark E. Yale
Title:	Exec. Vice President and CFO

[Signature Page to Second Amendment to Purchase, Sale and Escrow Agreement]